Exhibit 99.1

Valion Bio Announces Positive Safety Results from U.S. Government-Funded Entolimod Study, Paving Way for Therapeutic Efficacy Evaluation

AFRRI study found no evidence of treatment-related toxicity following a single dose of Entolimod, supporting advancement toward a planned, fully funded therapeutic study evaluating survival and gastrointestinal recovery following radiation exposure

SAN ANTONIO, TX / October 27, 2026 / ACCESS Newswire -- Valion Bio, Inc. (NASDAQ: VBIO) ("Valion" or the "Company"), a clinical-stage biopharmaceutical company developing biologics that activate innate immune pathways for cytoprotection and immune modulation, today announced final data from a National Institute of Allergy and Infectious Diseases (“NIAID”)/Radiation and Nuclear Countermeasures Program (“RNCP”)-funded safety study of its lead biologic drug candidate, Entolimod, which is designed to protect and mitigate both hematopoietic (bone marrow) and gastrointestinal (“GI”) forms of acute radiation syndrome (“ARS”).

Conducted by the Armed Forces Radiobiology Research Institute ("AFRRI"), under an Interagency Agreement between NIAID/RNCP and the Uniformed Services University (USU)/AFRRI, the safety study evaluated a single subcutaneous ("SC") injection of Entolimod followed by a 14-day observation period in male C57BL/6 mice.

"These positive safety findings represent an important de-risking milestone in the ongoing development of Entolimod as a potential medical countermeasure for ARS, a life-threatening condition with severe unmet medical needs," said Dean Zikria, Interim Chief Executive Officer of Valion Bio. "With this phase complete, the program is positioned to move into a fully funded AFRRI therapeutic study focused on survival and GI tissue recovery following radiation exposure."

Safety Study Demonstrates Favorable Findings Across Multiple Measures

In the AFRRI study, a total of 20 male C57BL/6 mice were weighed and randomized into experimental groups, including an untreated control group, to establish baseline growth parameters. Each animals received either a single SC injection of Entolimod at 0.72 mg/kg or a saline vehicle control administered at a fixed volume of 0.2 mL. Investigators documented clinical observations during the first hour and four hours after administration and throughout the subsequent 14-day observation period.

The study evaluated body weight, complete blood counts ("CBC"), and serum chemistry to assess potential treatment-related effects. Key statistical and clinical outcomes include:

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Stable body weight and clinical observations: Entolimod-treated animals maintained stable body weights throughout the study, with no statistically significant overall difference in mean body weight compared to control groups across all time points (p = 0.1424). While a group-by-time effect was noted (p < 0.0001), follow-up comparisons confirmed no significant differences between the Entolimod and saline groups before dosing or on days 3, 11, and 14. A minor divergence on day 7 (p = 0.0199) reflected a transient weight increase in the saline control group rather than weight loss or toxicity in the Entolimod cohort.

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Unchanged hematologic profiles: Serial CBC evaluations confirmed that Entolimod administration caused no disruptions to measured hematologic parameters. All measured values remained within normal reference ranges with no statistically significant differences between groups.

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Normal metabolic and organ function: End-of-study serum chemistry panels evaluating blood urea nitrogen (BUN), creatinine, total protein, glucose, AST, ALT, and ALP confirmed normal organ and metabolic function. No statistically significant differences were observed between the Entolimod-treated group and the saline control across any measured parameters.

Taken together, the findings provide encouraging preclinical safety data across multiple assessment measures and support continued evaluation of Entolimod in the next phase of AFRRI's research program.

Next Milestone: Therapeutic Efficacy Study Targeting Survival and GI Recovery in ARS

Following the successful completion of the safety phase, AFRRI is planning to advance a fully funded therapeutic study using a specialized GI-ARS mouse model. The study is designed to evaluate whether Entolimod, when administered after radiation exposure, can improve survival and support GI tissue recovery.

"Moving into the therapeutic phase is a significant step forward because it shifts the focus from single-dose safety characterization to the outcomes that matter most in ARS: survival and recovery of the gastrointestinal system," added Mr. Zikria. “With the safety study completed and the next study expected to be fully funded, we should have a clear path toward generating important data to guide Entolimod’s future development. We look forward to this next phase of research and its potential to advance a much-needed medical countermeasure for severe radiation injury.”

About Valion Bio, Inc.

Valion Bio, Inc. (NASDAQ:VBIO) is developing biologics that activate innate immune pathways for cytoprotection and modulate immune responses in conditions driven by radiation, disease and immune dysregulation.

The Company’s lead candidate, Entolimod, is being developed as a potential medical countermeasure for Acute Radiation Syndrome (“ARS”) and has been evaluated in animal models under the U.S. Food and Drug Administration’s (“FDA”) Animal Rule, which allows the Agency to approve new drugs and biological products based on animal efficacy studies when human clinical trials are not ethical or feasible, such as in the case of acute radiation exposure. Entolimod is a novel Toll-like Receptor 5 agonist designed to activate NF-κB signaling pathways associated with cellular protection, tissue recovery and immune response. The product candidate has received Fast Track and Orphan Drug designations from the FDA. Valion holds an exclusive, worldwide license from Statera Biopharma to develop and commercialize Entolimod for ARS, radiation-induced neutropenia, and other indications.

Valion is also advancing Entolasta, a next-generation TLR5 agonist designed for potential use in broader therapeutic applications, including oncology supportive care. The Company’s pipeline includes potential programs in neutropenia and immune dysfunction.

Valion’s wholly owned subsidiary, Velocity Bioworks, is a biologics contract development and manufacturing organization providing development and manufacturing services to Valion to support its internal pipeline, with the objective of increasing manufacturing control, reducing costs, accelerating development timelines and strengthening domestic supply-chain security.

For more information, visit www.valionbio.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Valion’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements in this press release include, among others, statements regarding: the timing and success of preclinical and clinical trials and study results, including the AFRRI/NIAID studies described herein; the development and regulatory advancement of Entolimod under the FDA Animal Rule; the timing and outcome of regulatory or government interactions; the initiation, design, timing and outcome of investigator-sponsored studies in neutropenia; the development and potential applications of Entolasta; the ability of the Company to expand the TLR5 platform into oncology supportive care or other indications; and the Company’s ability to obtain additional capital and the continued listing of the Company’s common stock on the Nasdaq Capital Market. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Valion’s actual results to differ from those contained in the forward-looking statements, see Valion’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, under the heading “Risk Factors”; as well as the Company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Valion undertakes no duty to update such information except as required by applicable law.

Investor and Media Contact
Stephen Kilmer
(646) 274-3580
stephen.kilmer@valionbio.com